SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                             FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     June 30, 1997
                                                    _____________________


Exact Name of Registrant as
  Specified in Its Charter:    DDL ELECTRONICS, INC.
                             ______________________________


          DELAWARE                      1-8101                 33-0213512
 _____________________________        ____________            _____________
State or Other Jurisdiction of        Commission             I.R.S. Employer
Incorporation or Organization        File Number           Identification No.



Address of Principal Executive Offices:     2151 Anchor Court
                                            Newbury Park, CA 91320
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 376-9415
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________
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Item 5.  Other Events.

      In a press release dated July 2, 1997, a copy of which is attached as
Exhibit 99.1, DDL Electronics, Inc. ("DDL") announced the repayment in full of its 10% Senior Secured Notes due July 1, 1997 (the "Senior Notes") in the aggregate amount of $5.3 million. Of the funds used to repay the Senior Notes, $2.0 million was borrowed from a private investor (the "Investor") on June 30, 1997 as evidenced by a convertible promissory note and term sheet, copies of which are attached as Exhibits 4.1 and 4.2, respectively. The promissory note is secured by all of the outstanding shares of SMTEK, Inc., a subsidiary of DDL, pursuant to a collateral security stock pledge agreement, a copy of which is attached as Exhibit
4.3. DDL also agreed to give the Investor two seats on its Board of Directors. Concurrently with all of the foregoing, DDL agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc., a privately-held electronics manufacturing company controlled by the Investor, for nine million shares of DDL's common stock pursuant to a term sheet, a copy of which is attached as Exhibit 2.1. The acquisition of Jolt Technology, Inc. is subject to executing a definitive agreement, obtaining a fairness opinion on the transaction, and obtaining the approval of DDL's stockholders.



Item 7. Exhibits.

         Exhibit             Description
         _______             ____________
           2.1               Jolt Technology Inc. Acquisition Term
                             Sheet dated June 30, 1997.

           4.1               $2.0 million secured convertible
                             promissory note dated June 30, 1997

           4.2               Convertible Debt Term Sheet

           4.3               Collateral Security Stock Pledge
                             Agreement dated June 30, 1997.

          99.1               Press release dated July 2, 1997.


                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DDL ELECTRONICS, INC.


         July 9, 1997                   /s/ Richard K. Vitelle
_________________________________       ___________________________________
           Date                         Richard K. Vitelle
                                        Vice President - Finance
                                        (Principal Financial Officer)
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